Exhibit 21.1

Upon completion of the Proposed Transaction, the subsidiaries of JBS N.V. are expected to be:

(1)	JBS Participações Societárias S.A., a corporation (sociedade por ações) incorporated under the laws of Brazil;

(2)	JBS S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil, which is expected to be a direct, wholly-owned subsidiary of JBS Participações Societárias S.A.; and

(3)	the subsidiaries of JBS S.A., which are set forth in the table below.

JBS S.A. – Subsidiaries
	Company	Jurisdiction of Incorporation or Organization
1	Adams Pork Products Limited	United Kingdom

2	Agro Alfa Indústria e Comércio Ltda.	Brazil

3	Albert Van Zoonen B.V.	Netherlands

4	Andrews Meat Industries Pty. Ltd.	Australia

5	Arkose Investments ULC	Ireland

6	Attleborough Foods Ltd.	United Kingdom

7	Australian Consolidated Food Holdings Pty. Ltd.	Australia

8	Australian Consolidated Food Investments Pty. Ltd.	Australia

9	Avetec Indústria e Comércio de Alimentos Ltda.	Brazil

10	Avicola Pilgrim’s Pride de Mexico S.A de C.V	Mexico

11	Bakewell Foods Ltd	United Kingdom

12	Baumhardt Com. e Part. Ltda.	Brazil

13	Baybrick LandCo Pty. Ltd.	Australia

14	Baybrick Pty. Ltd.	Australia

15	Belvoir Foods Limited	United Kingdom

16	Biotech Foods, S.L.	Spain

17	Birla Società Agricola Srl	Italy

18	Cattle Production Systems, Inc.	Delaware, United States

19	Climert Investments S.A	Uruguay

20	Combo México Holdings, S. de R.L de C.V.	Mexico

21	Combo Productora, S. de R.L de C.V	Mexico

22	Combo Servicios Especializados de Personal, S. de R.L de C.V	Mexico

23	Conceria Priante S.p.A	Italy

24	Condesa Norte Indústria e Comércio Ltda.	Brazil

25	Consumer Foods Van Sales (Ireland) Ltd.	Ireland

26	Consumer Foods Van Sales Ltd.	Ireland

27	Cordine Pty. Ltd.	Australia

28	D Blowers Limited	United Kingdom

29	Dalehead Foods Limited	United Kingdom

30	Denver Processing, LLC	Tennessee, United States

31	Diamond Valley Pork Pty Ltd	Australia

32	Dungannon Proteins Limited	United Kingdom

33	Easey Herds Limited	United Kingdom

34	Easey Holdings Limited	United Kingdom

35	Easey Pigs Limited	United Kingdom

36	Easey Veterinary Services Limited	United Kingdom

37	Empire Management Company, LLC	Tennessee, United States

38	Empire Packing Company, LLC	Tennessee, United States

39	Excelsior Alimentos S.A.	Brazil

40	Fampat S.A. de C.V.	Mexico

41	Flora Green Pty. Ltd.	Australia

42	Food Processors Water Cooperative, Inc.	Virginia, United States

43	Food Ventures North America Canada, Inc.	Canada

44	Food Ventures North America, Inc	Delaware, United States

45	Galina Pesada S.A.P.I. de C.V	Mexico

46	Geo Adams & Sons (Farms) Limited	United Kingdom

47	Geo Adams & Sons Limited	United Kingdom

48	Gideny S.A.	Uruguay

49	Good Country Investments Pty. Ltd.	Australia

50	Good Country Pty. Ltd.	Australia

51	Hadgraft Industrial Properties, LLC	Georgia, United States

52	Hamer International Limited	United Kingdom

53	Hans Continental Smallgoods Pty. Ltd.	Australia

54	Harris Mason Processing, LLC	Tennessee, United States

55	Henco Hogs, LLC	Iowa, United States

56	High Plains Pork, LLC	Iowa, United States

57	Hunter Valley Quality Meats Pty. Ltd.	Australia

58	Huon Aquaculture Company Pty Ltd	Australia

59	Huon Aquaculture Group Pty Ltd	Australia

60	Huon Ocean Trout Pty Ltd	Australia

61	Huon Salmon Pty Ltd	Australia

62	Huon Seafoods Pty Ltd	Australia

63	Huon Shellfish Co. Pty Ltd	Australia

64	Huon Smoked Salmon Pty Ltd	Australia

65	Huon Smoked Seafoods Pty Ltd	Australia

66	Huon Tasmanian Salmon Pty Ltd	Australia

67	Imposete Pty. Ltd.	Australia

68	Industry Park Pty. Ltd.	Australia

69	Inmobiliaria Andradina, S. de R.L de C.V. (formerly CBO Servicios Profesionales, S. de R.L. de C.V.)	Mexico

70	Inmobiliaria Avicola Pilgrim’s Pride S. de R.L de C.V.	Mexico

71	International Food Company Seara LLC—Dubai Branch	United Arab Emirates

72	International Food Company Seara OPC LLC	United Arab Emirates

73	International Food Packers, LLC	Florida, United States

74	Ivory Investments Luxembourg Holding S.C.S.	Luxembourg

75	JBS Aquaculture Pty Ltd	Australia

76	JBS Asia Co. Ltd.	Hong Kong

77	JBS Aspelt S.à r.l.	Luxembourg

78	JBS Asset Management Corp.	Delaware, United States

79	JBS Australia Air Pty Limited Liability	Australia

80	JBS Australia Finance 1 Pty. Ltd.	Australia

81	JBS Australia Finance Pty. Ltd.	Australia

82	JBS Australia Pty. Ltd.	Australia

83	JBS Aves Ltda.	Brazil

84	JBS B.V.	Netherlands

85	JBS Berg S.à r.l.	Luxembourg

86	JBS Captive Insurance Company	Colorado, United States

87	JBS Carriers, Inc.	Delaware, United States

88	JBS Chile Limitada	Chile

89	JBS Clervaux Finance S.à r.l.	Luxembourg

90	JBS Confinamento Ltda.	Brazil

91	JBS Durham UK Ltd	United Kingdom

92	JBS Embalagens Metálicas Ltda.	Brazil

93	JBS Empire, Inc.	Tennessee, United States

94	JBS Finance Luxembourg S.à r.l.	Luxembourg

95	JBS Finco, Inc.	Delaware, United States

96	JBS Food Canada ULC	Canada

97	JBS Food Colombia S.A.S	Colombia

98	JBS Food Trading (Shanghai) Ltd	China

99	JBS Foods Ontario Inc.	Canada

100	JBS Global Luxembourg S.à r.l.	Luxembourg

101	JBS Global Meat Holdings Pty Ltd	Australia/Netherlands

102	JBS Global UK Ltd	United Kingdom

103	JBS Greenbay, Inc.	Delaware, United States

104	JBS Holdco Australia Pty. Ltd.	Australia

105	JBS Holding Brasil S.A.	Brazil

106	JBS Investments Cork Ltd	Ireland

107	JBS Investments Dublin Ltd	Ireland

108	JBS Investments Luxembourg S.à r.l.	Luxembourg

109	JBS Japan	Japan

110	JBS La Rochette Finance S.à r.l.	Luxembourg

111	JBS Leather Argentina S.A.U.	Argentina

112	JBS Leather Asia Limited Liability	Hong Kong

113	JBS Leather International B.V	Netherlands

114	JBS Leather Paraguay Srl	Paraguay

115	JBS Leather Uruguay S.A.	Uruguay

116	JBS Live Pork, LLC	Delaware, United States

117	JBS Malta Finance Limited Liability	Malta

118	JBS Meat Investments Pty. Ltd.	Australia

119	JBS Meat UK Limited Liability, Luxembourg Branch	Luxembourg

120	JBS Meat UK Ltd	United Kingdom

121	JBS Melwood UK Limited Liability	United Kingdom

122	JBS Mersch S.à r.l.	Luxembourg

123	JBS Packerland, Inc.	Delaware, United States

124	JBS Plainwell, Inc.	Delaware, United States

125	JBS S.A.	Brazil

126	JBS Sanitation Canada Ltd	Canada

127	JBS Smallgoods Holdco Australia, Pty Ltd	Australia

128	JBS Smallgoods Holdco Pty. Ltd.	Australia

129	JBS Smallgoods Investments Pty. Ltd.	Australia

130	JBS Souderton, Inc.	Pennsylvania, United States

131	JBS Southern Australia Pty. Ltd.	Australia

132	JBS Southern Holdco AU Pty. Ltd.	Australia

133	JBS Southern Investments 1 Pty. Ltd.	Australia

134	JBS Southern Investments 2 Pty. Ltd.	Australia

135	JBS Toledo N.V	Belgium

136	JBS Tolleson, Inc.	Arizona, United States

137	JBS Trading Agent (Dongguan)	China

138	JBS Trading USA, Inc.	Delaware, United States

139	JBS USA Food Company	Delaware, United States

140	JBS USA Food Company Holdings	Delaware, United States

141	JBS USA Foods Group Holdings, Inc.	Delaware, United States

142	JBS USA Holding Lux S.à r.l.	Luxembourg

143	JBS USA Imports, Inc.	Colorado, United States

144	JBS USA Leather, Inc.	Delaware, United States

145	JBS USA Promontory Holdings I, LLC	Colorado, United States

146	JBS USA Promontory Holdings II, LLC	Colorado, United States

147	JBS USA Promontory I, LLC	Colorado, United States

148	JBS USA Promontory II, LLC	Colorado, United States

149	JBS USA Sanitation Corporation	Delaware, United States

150	JBS Wisconsin Properties, LLC	Wisconsin, United States

151	Kahula Pty. Ltd.	Australia

152	King’s S.p.A.	Italy

153	Kitchen Range Foods Ltd	United Kingdom

154	Lap Foods Pty. Ltd.	Australia

155	Mafrip—Matadouro Frigorífico S.A.	Brazil

156	Marzolara Food Processing Srl	Italy

157	Meadow Bank Hatchery Pty Ltd	Australia

158	Meat Me México, Mercado de Carnes, S. de R.L. de C.V.	Mexico

159	Meat Snack Partners Distribuidora do Brasil Ltda.	Brazil

160	Meat Snack Partners do Brasil Ltda.	Brazil

161	Meat Snacks Partner LLC	Wisconsin, United States

162	Merit Provisions, LLC (Inactive)	Texas, United States

163	Miller Brothers Co. Inc. (Inactive)	Utah, United States

164	Mopac of Virginia, Inc.	Virginia, United States

165	Morrison’s Seafood Pty Ltd	Australia

166	Moy Park Beef Orleans S.à.r.l	France

167	Moy Park Bondco PLC Ltd	United Kingdom

168	Moy Park France Holdings SAS	France

169	Moy Park France SAS	France

170	Moy Park Holdings Europe Ltd	United Kingdom

171	Moy Park Ltd	United Kingdom

172	Moy Park New Co Ltd	United Kingdom

173	Moyer Distribution, LLC	Delaware, United States

174	Nacrail, LLC	Delaware, United States

175	Noon Products Ltd.	United Kingdom

176	Normaclass S.A.	France

177	Oak Grove, LLC	Iowa , United States

178	Oakhouse Foods Ltd.	United Kingdom

179	O’Kane Blue Rose NewCo 1 Ltd	United Kingdom

180	O’Kane Poultry Ltd	United Kingdom

181	Olympia Processing, LLC	Tennessee, United States

182	Onix Investments UK Ltd	United Kingdom

183	Oxdale Dairy Enterprise Pty Ltd	Australia

184	P&H Investments 1 Pty. Ltd.	Australia

185	P&H Investments 2 Pty. Ltd	Australia

186	Penasul UK Ltd.	United Kingdom

187	Pilgrim’s Food Masters Holdings Ltd	United Kingdom

188	Pilgrim’s Food Masters Ireland Ltd.	Ireland

189	Pilgrim’s Pride Malta Finance Limited Liability	Malta

190	Pilgrim’s Europe Limited	United Kingdom

191	Pilgrim’s Food Masters UK Limited	United Kingdom

192	Pilgrim’s Pride Affordable Housing Corp.	Nevada, United States

193	Pilgrim’s Pride Corporation	Delaware, United States

194	Pilgrim’s Pride Corporation of West Virginia, Inc.	West Virginia, United States

195	Pilgrim’s Pride Finance, LLC	Delaware, United States

196	Pilgrim’s Pride Ltd	United Kingdom

197	Pilgrim’s Pride S. de R.L de C.V	Mexico

198	Pilgrim’s Shared Services Ltd.	United Kingdom

199	Pilgrim’s UK Lamb Ltd	United Kingdom

200	Plan Pro Restaurantes S.A. de C.V.	Mexico

201	Planterra Holdings B.V.	Netherlands

202	Plumrose Holdings, Inc.	Colorado, United States

203	Plumrose Limited	United Kingdom

204	Plumrose USA, Inc	Colorado, United States

205	Poppsa 3, LLC	Delaware, United States

206	Poppsa 4, LLC	Delaware, United States

207	PPC of Alabama, Inc.	Colorado, United States

208	PPC Transportation Company	Delaware, United States

209	PQP Holdings Limited	United Kingdom

210	Premier Beehive Holdco Pty. Ltd.	Australia

211	Premier Beehive NZ	New Zealand

212	Primo Foods Pty Ltd.	Australia

213	Primo Group Holdings Pty. Ltd.	Australia

214	Primo Meats Admin Pty Ltd	Australia

215	Primo Meats Pty. Ltd.	Australia

216	Primo Retail Pty. Ltd.	Australia

217	Principe America, LLC	Delaware, United States

218	Principe di San Daniele S.p.A.	Italy

219	Principe Foods, LLC	California, United States

220	QMT General Partner Limited Liability	New Zealand

221	QMT New Zealand Limited Liability Partnership	New Zealand

222	Ready Mile Trucking Ltd	Canada

223	Rigamonti Salumificio S.p.A	Italy

224	Rivalea (Australia) Pty Ltd	Australia

225	Rivalea Holdings Pty Limited Liability	Australia

226	Rivercan	Uruguay

227	Robotic Technologies Limited Liability	New Zealand

228	Rocklabs Limited Liability	New Zealand

229	ROI Aviation, LLC	North Carolina, United States

230	Rollover Ltd.	United Kingdom

231	Rye Valley Foods Ltd.	Ireland

232	S&C Australia Holdco Pty. Ltd.	Australia

233	S&C Australia Investments, Pty Ltd.	Australia

234	S&C Resale Company	Delaware, United States

235	Sampco Holdings, LLC	Georgia, United States

236	Sampco LLC	Georgia, United States

237	Sandstone Holdings S.à r.l.	Luxembourg

238	Scott Automation a.s.	Czech Republic

239	Scott Automation and Robotics Pty Ltd	Australia

240	Scott Automation GmbH	Germany

241	Scott Automation Limited Liability.	United Kingdom

242	Scott Automation Ltd	New Zealand

243	Scott Automation N.V.	Belgium

244	Scott Automation SAS	France

245	Scott LED Limited Liability	New Zealand

246	Scott Systems (Qingdao) Co., Ltd	China

247	Scott Systems International Inc.	Ohio, United States

248	Scott Technology Americas Limited Liability	New Zealand

249	Scott Technology Australia Pty Ltd	Australia

250	Scott Technology Belgium bvba	Belgium

251	Scott Technology Europe Limited Liability	New Zealand

252	Scott Technology Limited Liability	New Zealand

253	Scott Technology NZ Limited Liability	New Zealand

254	Scott Technology USA Limited Liability	New Zealand

255	Seara África Pty. Ltd.	South Africa

256	Seara Alimentos Ltda.	Brazil

257	Seara Arabia Food Industrial Company	Saudi Arabia

258	Seara Comércio de Alimentos Ltda.	Brazil

259	Seara Food Europe Holding B.V.	Netherlands

260	Seara Food Europe Holding B.V. (DMCC BRANCH)	United Arab Emirates

261	Seara Holding Ltda.	Brazil

262	Seara Holdings (Europe) B.V.	Netherlands

263	Seara Japan Ltd	Japan

264	Seara Meats B.V.	Netherlands

265	Seara Middle East Foods Trading Company	Saudi Arabia

266	Seara Middle East Wholesale and Retail Co. SPC	Kuwait

267	Seara Operações Portuárias LTDA.	Brazil

268	Seara Saudi Food for Consultancy and Research LLC	Saudi Arabia

269	Seara Singapore Pte. Ltd	Singapore

270	Servicios Administrativos Pilgrim’s Pride S. de R.L de C.V	Mexico

271	Seven Point Pork Pty Ltd	Australia

272	Sharonville Processing, LLC	Tennessee, United States

273	SIA.MO.CI. Srl	Italy

274	Skippack Creek Corp.	Delaware, United States

275	Southern Hens, Inc.	Mississippi, United States

276	Southern Ocean Trout Pty Ltd	Australia

277	Springfield Hatcheries Pty Ltd	Australia

278	Springs Smoked Salmon Pty Ltd	Australia

279	Springs Smoked Seafoods Pty Ltd	Australia

280	Spurway Foods Ltd.	United Kingdom

281	Sunnyvalley Smoked Meats, Inc.	California, United States

282	Surveyors Investments Pty Ltd	Australia

283	Swift & Company International Sales Corp.	Colorado, United States

284	Swift & Company International Sales Corp. (Hong Kong Branch)	Hong Kong

285	Swift & Company International Sales Corp. (Korea Branch)	Korea

286	Swift & Company International Sales Corp. (Shangai Branch)	China

287	Swift Australia (Southern) Pty. Ltd.	Australia

288	Swift Beef Company	Colorado, United States

289	Swift Brands Company	Colorado, United States

290	Swift Pork Company	Colorado, United States

291	Swift Refrigerated Foods S.A de C.V	Mexico

292	Swift Southern Investments Pty. Ltd.	Australia

293	Swift Trading Shanghai Ltd.	China

294	Tatiara Meat Company, Pty Ltd.	Australia

295	Tatiara Meat Investments Pty. Ltd.	Australia

296	To-Rico Distribution Ltd	North Carolina, United States

297	To-Rico Ltd	Delaware, United States

298	TriOak Foods, LLC	Porto Rico, United States

299	TriOak Grain, LLC	Porto Rico, United States

300	Via Rovigo Indústria e Comércio de Produtos Alimentícios S.A.	Brazil

301	Vivera B.V.	Netherlands

302	Vivera Topholding B.V.	Netherlands

303	Vivera UK Ltd	United Kingdom

304	Vivera Vastgoed B.V.	Netherlands

305	Weddel Ltd	Canada

306	White Strap Safco Foods Trading LLC	United Arab Emirates

307	White Stripe Foods Investment Holdings Pty Ltd	Australia

308	White Stripe Foods Pty Ltd.	Australia

309	White Stripe Safco Foods (Joint Venture)	United Arab Emirates

310	Wild Fork Holdings B.V.	Netherlands

311	Wonder Best Holding Co Ltd.	Hong Kong

312	Zendaleather Co.	Iowa, United States

313	Zendaleather GmbH	Germany

314	Zendaleather S.A de C.V	Mexico

315	Zero Lines Corporation	Iowa, United States

316	ZM Australia Pty. Ltd.	Australia